Exhibit 99.1

Acacia Research Corporation Reports Second Quarter 2026 Financial Results
Total Revenue of $114.6 million, up 124% from the Prior Year Quarter
GAAP Net Income of $47 thousand and GAAP Diluted EPS of $0.00 for the Quarter
Adjusted Net Income1 of $12.8 million and Adjusted Diluted EPS1 of $0.13 for the Quarter
Total Company Adjusted EBITDA1 of $17.3 million and Operated Segment Adjusted EBITDA1 of $22.8 million for the Quarter
Total Cash, Cash Equivalents, Equity Securities Measured at Fair Value and Loans Receivable of $334.6 million, or $3.43 per share
New York, NY, August 5, 2026 - Acacia Research Corporation (Nasdaq: ACTG) (“Acacia” or the “Company”), which acquires and operates businesses across the industrial, energy and technology sectors, today reported financial results for the three and six months ended June 30, 2026. The Company also posted its second quarter 2026 earnings presentation on its website at www.acaciaresearch.com under Quarterly Results.
Martin (“MJ”) D. McNulty, Jr., Chief Executive Officer, stated, “Acacia delivered strong financial and operating results for the second quarter, generating total revenue of $114.6 million, Operated Segment Adjusted EBITDA of $22.8 million and Total Company Adjusted EBITDA of $17.3 million. Revenue increased 124% year over year compared to the second quarter of 2025, driven primarily by higher paid-up licensing revenue from our Intellectual Property Operations segment. Our operating companies also continued to execute well, led by Benchmark Energy, which generated revenue of $20.5 million—its strongest revenue quarter.
As we look ahead to the remainder of 2026, we remain focused on compounding long-term intrinsic value per share through disciplined capital allocation, active ownership of our operating businesses and selective investments across the public and private markets. As of the end of the second quarter, cash, cash equivalents, equity securities and loans receivable was approximately $334.6 million, or $3.43 per share, and we continued to maintain no parent-company debt. Our acquisition pipeline remains active, and our strong balance sheet, flexible investment mandate and experienced management team position us well to pursue opportunities where we believe we can generate attractive long-term returns and create differentiated value for our shareholders.”
1 Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Share (EPS), Total Company Adjusted EBITDA and Operated Segment Adjusted EBITDA are non-GAAP financial measures. See below for reconciliations of Adjusted Net Income (Loss), Adjusted Diluted EPS, and Total Company Adjusted EBITDA to their most directly comparable GAAP financial measure. For the definition of these measures and a reconciliation of the components of Operated Segment Adjusted EBITDA to their most directly comparable GAAP financial measures, see the accompanying supplemental information section.
1

Second Quarter 2026 Highlights:
•Total revenue of $114.6 million, compared to $51.2 million for the prior-year quarter, primarily driven by higher paid-up license revenue from our Intellectual Property Operations segment.
•Benchmark Energy recorded revenue of $20.5 million, the strongest revenue quarter for the business under Acacia ownership following the Revolution Acquisition in April 2024.
•GAAP Net Income of $47 thousand, or $0.00 GAAP Diluted EPS.
•Adjusted Net Income of $12.8 million, or $0.13 Adjusted Diluted EPS.
•Operated Segment Adjusted EBITDA of $22.8 million.
•Total Company Adjusted EBITDA of $17.3 million.
•At quarter end, cash, cash equivalents, equity securities measured at fair value and loans receivable totaled approximately $334.6 million, or $3.43 per share.
Revenue
The following table provides a breakdown of the Company’s total revenue for the three and six months ended June 30, 2026 and June 30, 2025. For the purposes of financial reporting, Acacia's operations are broken out as follows: Energy Operations (Benchmark), Industrial Operations (Printronix), Manufacturing Operations (Deflecto) and Intellectual Property Operations (Acacia Research Group).

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands, unaudited)
Energy Operations	$20,545	$15,317	$39,214	$33,623
Industrial Operations	6,002	6,590	13,184	14,266
Manufacturing Operations	27,102	29,001	54,768	57,536
Intellectual Property Operations	60,913	329	61,635	70,234
Total Revenues	$114,562	$51,237	$168,801	$175,659
Total Company Adjusted EBITDA
The following table provides a reconciliation of consolidated Net Income (Loss), the most directly comparable GAAP measure, to Total Company Adjusted EBITDA for the three and six months ended June 30, 2026 and June 30, 2025.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands, unaudited)
GAAP Net Income (Loss)	$47	$(3,293)	$(15,694)	$20,994
Net (Income) Loss Attributable to Noncontrolling Interests	(8,489)	1,856	(10,349)	1,097
Income Tax Expense (Benefit)	(1,318)	547	(3,882)	6,628
Interest Expense	1,829	2,329	3,715	4,780
Interest Income	(2,658)	(2,936)	(5,473)	(5,446)
(Gain) Loss on Foreign Currency Exchange	6	(280)	65	(435)
Net Realized and Unrealized (Gain) Loss on Derivatives	(3,341)	(6,635)	7,358	(1,614)
Net Realized and Unrealized (Gain) Loss on Investments	(9,431)	(4,126)	(7,267)	(954)
Impairment of Equity Method Investment	30,934	—	30,934	—
Other Expense, net	937	153	752	870
GAAP Operating Income (Loss)	$8,516	$(12,385)	$159	$25,920
Depreciation, Depletion & Amortization	6,566	11,445	15,053	22,055
Stock-Based Compensation	1,216	954	2,216	1,876
Realized Hedge (Loss) Gain	(1,831)	869	(2,804)	826
Transaction-Related Costs	584	237	1,376	791
Legacy Matter Costs	—	1	—	9
Severance Costs	1,267	752	1,420	1,095
Restructuring Expense	934	—	1,396	—
Total Company Adjusted EBITDA	$17,252	$1,873	$18,816	$52,572

The following table provides the Adjusted EBITDA for each of the Company’s operating segments for the three and six months ended June 30, 2026 and June 30, 2025.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands, unaudited)
Energy Operations Adjusted EBITDA[2]	$9,834	$6,951	$17,544	$14,887
Industrial Operations Adjusted EBITDA[2]	1,038	620	2,430	1,641
Manufacturing Operations Adjusted EBITDA[2]	1,073	1,274	2,237	3,713
Operated Segment Adjusted EBITDA (excluding Intellectual Property Operations)	$11,945	$8,845	$22,211	$20,241
Intellectual Property Operations Adjusted EBITDA[2]	10,855	(2,061)	7,346	41,204
Operated Segment Adjusted EBITDA	$22,800	$6,784	$29,557	$61,445
Parent Costs[2]	(5,548)	(4,911)	(10,741)	(8,873)
Total Company Adjusted EBITDA	$17,252	$1,873	$18,816	$52,572
Adjusted Net Income (Loss) and Adjusted Diluted EPS
The following table provides a reconciliation of Net Income (Loss) attributable to Acacia Research Corporation, the most directly comparable GAAP measure, to Adjusted Net Income (Loss) and Adjusted Diluted EPS for the three and six months ended June 30, 2026 and June 30, 2025.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands, except share and per share data, unaudited)
GAAP Net Income (Loss)	$47	$(3,293)	$(15,694)	$20,994
Legacy Matter Costs[3]	—	1	—	259
Stock-Based Compensation	1,216	954	2,216	1,876
Severance Costs	1,267	752	1,420	1,095
Transaction-Related Costs	739	237	1,531	791
Restructuring Expense	934	—	1,396	—
Impairment of Equity Method Investment, Net of Noncontrolling Interests	19,892	—	19,892	—
Amortization of Acquired Intangibles	842	860	1,717	1,767
Unrealized (Gain) Loss on Securities	(4,909)	(2,219)	(3,350)	2,558
Unrealized (Gain) Loss on Hedges	(3,801)	(4,241)	3,347	(580)
Tax Effect of Adjustments	(3,387)	1,004	(6,199)	(1,625)
Adjusted Net Income (Loss)	$12,840	$(5,945)	$6,276	$27,135

GAAP Diluted EPS	$—	$(0.03)	$(0.16)	$0.22
GAAP diluted weighted average shares	98,117,805	96,244,590	96,671,521	96,964,308
Adjusted Diluted EPS	$0.13	$(0.06)	$0.06	$0.28
Adjusted diluted weighted average shares	98,117,805	96,244,590	98,071,078	96,964,308
Free Cash Flow4
The following table provides a reconciliation of Free Cash Flow (“FCF”) for the three and six months ended June 30, 2026.
2 Energy Operations Adjusted EBITDA, Industrial Operations Adjusted EBITDA, Manufacturing Operations Adjusted EBITDA, Intellectual Property Operations Adjusted EBITDA, and Parent Costs are non-GAAP financial measures. For the definitions of these measures and reconciliations of these measures to the most directly comparable GAAP financial measures, see the accompanying supplemental information section.
3 Legacy Matter Costs for the six months ended June 30, 2025 includes $250,000 related to a one-time legacy tax matter at Printronix that has been settled, which amount is included within Other Expense, Net in Acacia's condensed consolidated statement of operations.
4 Free Cash Flow (FCF) is a non-GAAP financial measure. For a definition of this measure, see the accompanying supplemental information section.

	Three Months Ended June 30, 2026
	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
Net Cash from (used in) Operating Activities (GAAP)	$10,493	$916	$(307)	$(3,292)	$(3,908)	$3,902
Less: Capital Expenditures	(3,973)	(6)	(758)	—	—	(4,737)
Free Cash Flow (Non-GAAP)	$6,520	$910	$(1,065)	$(3,292)	$(3,908)	$(835)

	Three Months Ended June 30, 2025
	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
Net Cash from (used in) Operating Activities (GAAP)	$6,032	$895	$1,109	$44,047	$(1,963)	$50,120
Less: Capital Expenditures	(1,981)	(23)	(200)	—	(9)	(2,213)
Free Cash Flow (Non-GAAP)	$4,051	$872	$909	$44,047	$(1,972)	$47,907

	Six Months Ended June 30, 2026
	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
Net Cash from (used in) Operating Activities (GAAP)	$17,089	$4,062	$132	$(6,212)	$(7,764)	$7,307
Less: Capital Expenditures	(12,475)	(20)	(1,437)	(1,750)	—	(15,682)
Free Cash Flow (Non-GAAP)	$4,614	$4,042	$(1,305)	$(7,962)	$(7,764)	$(8,375)

	Six Months Ended June 30, 2025
	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
Net Cash from (used in) Operating Activities (GAAP)	$11,484	$3,425	$2,125	$41,781	$(6,270)	$52,545
Less: Capital Expenditures	(3,853)	(28)	(413)	—	(9)	(4,303)
Free Cash Flow (Non-GAAP)	$7,631	$3,397	$1,712	$41,781	$(6,279)	$48,242
Balance Sheet and Capital Structure
•Cash, cash equivalents, equity securities measured at fair value and loans receivable totaled $334.6 million at June 30, 2026 compared to $339.6 million at December 31, 2025, a decrease of $5.0 million. This change in cash was primarily due to an increase in cash generated from operating activities across all Operated Segments of $15.1 million and proceeds from the sale of an unoccupied portion of Deflecto’s manufacturing facility in the U.K. of $1.6 million. Cash was reduced by Parent Costs of $7.8 million and further by $12.5 million and $1.4 million of capital expenditures at Benchmark and Deflecto, respectively, as well as $1.8 million incurred by our Intellectual Property Operations for the purchase of additional interests in the Wi-Fi 7 portfolio. Cash used in financing activities reduced cash by $4.9 million, primarily from $1.8 million of debt repayment on the Deflecto facility and $3.1 million of taxes paid related to the net share settlement of share-based awards. Additionally, the change in the fair market value of equity securities increased cash, cash equivalents, equity securities at fair value and loans receivable by $3.4 million.
•Equity securities without readily determinable fair value totaled $5.8 million at June 30, 2026, unchanged from December 31, 2025.
•Investment securities representing equity method investments (net of noncontrolling interests) decreased to zero at June 30, 2026, compared to $19.9 million at December 31, 2025, as a result of the impairment of the Company’s investment in MalinJ1 during the second quarter of 2026.
•Loans receivable totaled $7.8 million at June 30, 2026, which represents the commercial loans collateralized by Bitcoin that Acacia has purchased through its partnership with Unchained Capital.

•The Parent company’s total indebtedness was zero at June 30, 2026. On a consolidated basis, Acacia’s total indebtedness was $90.4 million, consisting of $59.5 million in non-recourse debt at Benchmark and $30.9 million in non-recourse debt at Deflecto, net of debt discount and issuance costs, as of June 30, 2026.
Book Value as of June 30, 2026
At June 30, 2026, Acacia’s book value (which includes noncontrolling interests) was $557.0 million and there were 97.6 million shares of common stock outstanding, for a book value per share of $5.71. This value is impacted by one-time expenses and other adjustments detailed in the above reconciliation from GAAP Net Income (Loss) to Adjusted Net Income (Loss).
Investor Conference Call
The Company will host a conference call today, August 5, 2026 at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time).
To access the live call, please dial 888-506-0062 (U.S. and Canada) or 973-528-0011 (international) and if requested, reference the access code 963959. The conference call will also be simultaneously webcasted at https://www.webcaster5.com/Webcast/Page/2371/54301 and on the investor relations section of the Company’s website at www.acaciaresearch.com under Events. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.
About the Company
Acacia (Nasdaq: ACTG) is a value-oriented acquirer and operator of businesses across public and private markets and industries including the industrial, energy and technology sectors where it believes it can leverage its expertise, significant capital base, and deep industry relationships to drive value. Acacia evaluates opportunities based on the attractiveness of the underlying cash flows, without regard to a specific investment horizon. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations and speak only as of the date hereof. All statements other than statements of historical fact are forward-looking statements and include statements related to estimates and projections with respect to, among other things, the Company’s anticipated financial condition, operating performance, the value of the Company’s assets, general economic and market conditions and other future circumstances and events. This news release attempts to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “focus,” “future,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target” and “will,” and similar words and expressions; however, the absence of these words does not mean that the statements are not forward-looking. While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially and adversely from those expressed or implied in any forward-looking statements, including, but not limited to: the Company’s ability to successfully identify, diligence, complete, and integrate strategic acquisitions of businesses, divisions, and/or assets, the performance of the Company’s businesses, divisions, and/or assets, disruptions or uncertainty caused by an ability to retain or changes to the employees or management teams of the Company’s businesses, changes to the Company’s relationship and arrangements with Starboard Value LP, any inability of the Company’s operating businesses to execute on their business and, risks to the Company’s operating businesses related to acts of war or terrorist acts and the government or military response thereto, price and other fluctuations in the oil and gas market, inflationary pressures, supply chain disruptions or labor shortages, the impact of tariffs and trade policy, non-performance by third parties of contractual or legal obligations, changes in the Company’s credit ratings or the credit ratings of the Company’s businesses, security threats, including cybersecurity threats and disruptions to the Company’s business and operations from breaches of information technology systems, or breaches of information technology systems and, with respect to Benchmark, risks related to its hedging strategy, development plan, facilities and infrastructure of third parties with which the Company transacts business, oil or natural gas production becoming uneconomic, causing write downs or adversely affecting Benchmark’s ability to borrow, Benchmark’s ability to replace reserves and efficiently develop current reserves, risks, operational hazards, unforeseen interruptions and other difficulties involved in the production of oil and natural gas, the impact of any seismic events, environmental liability risk, regulatory changes related to the oil and gas industry, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, the decrease in demand for Printronix' products, changes in safety, health, environmental, tax and other regulations, requirements or initiatives, hazards such as weather conditions, pandemics, general economic conditions, and the success of the Company’s investments. For further discussions of risks and uncertainties, you should refer to the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, actual results may differ materially as a result of additional risks and uncertainties of which the Company is currently unaware or which the Company does not currently view as material. Except as otherwise required by applicable law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
Investor Contact:
Gagnier Communications
ir@acaciares.com

ACACIA RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$307,635	$306,719
Equity securities	19,119	17,551
Equity securities without readily determinable fair value	5,816	5,816
Equity method investments	—	30,934
Loans receivable	7,825	15,299
Accounts receivable, net	86,658	26,165
Inventories	24,639	26,559
Prepaid expenses and other current assets	14,444	21,050
Total current assets	466,136	450,093

Property, plant and equipment, net	20,326	21,291
Oil and natural gas properties, net	197,138	190,705
Goodwill	25,572	25,790
Other intangible assets, net	42,936	48,148
Operating lease, right-of-use assets	10,628	11,500
Deferred income tax assets, net	20,307	14,836
Other non-current assets	8,486	8,593
Total assets	$791,529	$770,956

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,270	$13,358
Accrued expenses and other current liabilities	19,221	19,661
Accrued compensation	7,640	6,727
Current asset retirement obligation	1,628	1,589
Royalties and contingent legal fees payable	51,954	6,761
Deferred revenue	1,112	945
Total current liabilities	97,825	49,041

Asset retirement obligation	33,464	32,586
Long-term lease liabilities	7,859	8,424
Deferred income tax liabilities, net	2,156	2,152
Benchmark revolving credit facility	59,500	59,500
Deflecto facility	30,874	32,566
Other long-term liabilities	2,830	2,655
Total liabilities	234,508	186,924

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 97,586,805 and 96,475,469 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	97	96
Treasury stock, at cost, 20,542,064 shares as of June 30, 2026 and December 31, 2025	(118,542)	(118,542)
Accumulated other comprehensive income	580	670
Additional paid-in capital	914,451	915,330
Accumulated deficit	(269,798)	(254,104)
Total Acacia Research Corporation stockholders' equity	526,788	543,450

Noncontrolling interests	30,233	40,582

Total stockholders' equity	557,021	584,032

Total liabilities and stockholders' equity	$791,529	$770,956

ACACIA RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues:
Intellectual property operations	$60,913	$329	$61,635	$70,234
Industrial operations	6,002	6,590	13,184	14,266
Energy operations	20,545	15,317	39,214	33,623
Manufacturing operations	27,102	29,001	54,768	57,536
Total revenues	114,562	51,237	168,801	175,659

Costs and expenses:
Cost of revenues - intellectual property operations	46,230	6,558	51,063	34,470
Cost of revenues - industrial operations	3,042	3,406	6,321	7,470
Cost of production - energy operations	11,685	12,309	23,374	25,007
Cost of revenues - manufacturing operations	22,955	22,422	45,338	43,233
Sales and marketing expenses - industrial and manufacturing operations	2,489	3,381	5,608	6,693
General and administrative expenses	19,645	15,546	36,938	32,866
Total costs and expenses	106,046	63,622	168,642	149,739
Operating income (loss)	8,516	(12,385)	159	25,920

Other income (expense):
Equity securities investments:
Change in fair value of equity securities	4,909	2,219	3,350	(2,558)
Gain on sale of equity securities	4,522	1,907	3,917	3,512
Net realized and unrealized gain	9,431	4,126	7,267	954
Impairment of equity method investment	(30,934)	—	(30,934)	—
Gain (loss) on derivatives - energy operations	3,341	6,635	(7,358)	1,614
(Loss) gain on foreign currency exchange	(6)	280	(65)	435
Interest expense	(1,829)	(2,329)	(3,715)	(4,780)
Interest income	2,658	2,936	5,473	5,446
Other expense, net	(937)	(153)	(752)	(870)
Total other (expense) income	(18,276)	11,495	(30,084)	2,799

(Loss) income before income taxes	(9,760)	(890)	(29,925)	28,719

Income tax benefit (expense)	1,318	(547)	3,882	(6,628)

Net (loss) income including noncontrolling interests in subsidiaries	(8,442)	(1,437)	(26,043)	22,091

Net loss (income) attributable to noncontrolling interests in subsidiaries	8,489	(1,856)	10,349	(1,097)

Net income (loss) attributable to Acacia Research Corporation	$47	$(3,293)	$(15,694)	$20,994

Income (loss) per share:
Net income (loss) attributable to common stockholders - Basic	$47	$(3,293)	$(15,694)	$20,994
Weighted average number of shares outstanding - Basic	96,853,895	96,244,590	96,671,521	96,131,624
Basic net (loss) income per common share	$—	$(0.03)	$(0.16)	$0.22
Net income (loss) attributable to common stockholders - Diluted	$47	$(3,293)	$(15,694)	$20,994
Weighted average number of shares outstanding - Diluted	98,117,805	96,244,590	96,671,521	96,964,308
Diluted net (loss) income per common share	$—	$(0.03)	$(0.16)	$0.22

Other comprehensive income (loss):
Foreign currency translation	$(204)	$863	$(90)	$1,525
Total other comprehensive (loss) income, net	(204)	863	(90)	1,525
Total comprehensive (loss) income	(8,646)	(574)	(26,133)	23,616
Comprehensive loss (income) attributable to noncontrolling interests	8,489	(1,856)	10,349	(1,097)
Comprehensive (loss) income attributable to Acacia Research Corporation	$(157)	$(2,430)	$(15,784)	$22,519

ACACIA RESEARCH CORPORATION - SUPPLEMENTAL INFORMATION
NON-GAAP FINANCIAL MEASURES
This earnings release includes Adjusted EBITDA on a consolidated basis and for each of the Company’s segments. Total Company Adjusted EBITDA, Operated Segment Adjusted EBITDA, Adjusted EBITDA and Free Cash Flow (FCF) for each of the Company’s segments are supplemental non-GAAP financial measures used by management and external users of the Company’s consolidated financial statements. This earnings release also includes the Company’s Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS), which are non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States. A non-GAAP financial measure is a numerical measure of historical or future performance, financial position or cash flow that includes or excludes amounts that are excluded or included, respectively, in the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.
Total Company Adjusted EBITDA is defined as net income / (loss) attributable to Acacia Research Corporation before net income / (loss) attributable to noncontrolling interests, income tax (benefit) / expense, interest expense, interest income, and other expense, net and loss / (gain) on foreign currency exchange, net realized and unrealized (gain) / loss on derivatives, net realized and unrealized loss / (gain) on investments, non-recurring legacy legal expenses, depreciation, depletion and amortization, stock-based compensation, transaction-related costs, severance costs, restructuring expense, impairment of equity method investment, and costs related to the legacy items, and includes realized hedge gain / (loss) and service provider settlement income. Operated Segment Adjusted EBITDA is the aggregate of Energy Operations Adjusted EBITDA, Manufacturing Operations Adjusted EBITDA, Industrial Operations Adjusted EBITDA, and Intellectual Property Operations Adjusted EBITDA. See below for the definition of each of those measures. The Company is providing Total Company Adjusted EBITDA and Operated Segment Adjusted EBITDA, non-GAAP financial measures, because management believes these metrics provide investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance. These measures are not intended to replace the presentation of financial results in accordance with GAAP and may be different from or otherwise inconsistent with similar non-GAAP financial measures used by other companies. The presentation of these non-GAAP financial measures supplements other metrics the Company uses to internally evaluate its subsidiary businesses and facilitate the comparison of past and present operating performance. These measures should not be considered in isolation or as a substitute for measures calculated and presented in accordance with GAAP.
Energy Operations
Energy Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Energy Operations before depreciation, depletion and amortization expense and transaction-related costs, and including realized hedge gain / (loss). The Company is providing its Energy Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Industrial Operations
Industrial Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Industrial Operations before amortization of acquired intangibles, depreciation and amortization expense, transaction-related costs, and severance costs. The Company is providing its Industrial Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Intellectual Property Operations
Intellectual Property Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Intellectual Property Operations before patent amortization, depreciation expense and stock-based compensation, and including service provider settlement income. The Company is providing Intellectual Property Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Manufacturing Operations
Manufacturing Operations Adjusted EBITDA is defined as operating income / loss for Acacia’s Manufacturing Operations before amortization of acquired intangibles, depreciation and amortization expense, severance costs, restructuring expense, and transaction-related costs. The Company is providing its Manufacturing Operations Adjusted EBITDA, a non-GAAP

financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Parent Costs are defined as operating income / (loss) attributable to Parent before depreciation and amortization expense, stock-based compensation, transaction-related costs, and costs related to certain legacy matters attributable to the Parent organization. The Company is providing Parent Costs, a non-GAAP financial measure, because it believes it gives investors a clear picture of normalized Parent-level expenses.
Free Cash Flow is defined as net cash provided by (used in) operating activities, less net purchases of property and equipment, and patent acquisitions (“Capital Expenditures”). The Company is providing Free Cash Flow, a non-GAAP financial measure, because it believes free cash flow gives investors a good sense of how much cash flows are available to be used for de-levering, making acquisitions, repurchasing shares or similar uses of cash.
Adjusted Net Income (Loss)
Adjusted Net Income (Loss) is defined as GAAP Net Income (Loss) attributable to Acacia Research Corporation excluding costs related to certain legacy matters, stock-based compensation, transaction-related costs, amortization of acquired intangibles, severance costs, impairment of equity method investment (net of the portion attributable to noncontrolling interests), restructuring expense, any unrealized (gain) / loss on securities, any unrealized (gain) / loss on hedges, and any (gain) / loss on non-cash derivatives and taking into account the tax effect(s) of those adjustments. The Company is providing Adjusted Net Income (Loss), a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Adjusted Diluted Earnings Per Share (EPS)
Adjusted Diluted EPS is defined as Adjusted Net Income (Loss) divided by the Company’s weighted average diluted share count as of the relevant period end date. The Company is providing its Adjusted Diluted EPS, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
The following tables reconcile Operating Income (Loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA for each of the Company’s operating segments and for Parent Costs for the three and six months ended June 30, 2026 and June 30, 2025.

	Three Months Ended June 30, 2026
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$7,987	$548	$(2,053)	$9,394	$(7,360)	$8,516
Depreciation, Depletion & Amortization	3,678	490	925	1,461	12	6,566
Stock-Based Compensation	—	—	—	—	1,216	1,216
Realized Hedge Gain (Loss)	(1,831)	—	—	—	—	(1,831)
Service Provider Settlement, net	—	—	—	—	—	—
Transaction-Related Costs	—	—	—	—	584	584
Legacy Matter Costs	—	—	—	—	—	—
Severance Costs	—	—	1,267	—	—	1,267
Restructuring Expense	—	—	934	—	—	934
Adjusted EBITDA	$9,834	$1,038	$1,073	$10,855	$(5,548)	$17,252
Parent Interest Income					$2,552

	Three Months Ended June 30, 2025
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$2,093	$74	$(626)	$(7,613)	$(6,313)	$(12,385)
Depreciation, Depletion & Amortization	3,989	546	1,481	5,415	14	11,445
Stock-Based Compensation	—	—	—	137	817	954
Realized Hedge Gain (Loss)	869	—	—	—	—	869
Transaction-Related Costs	—	—	(333)	—	570	237
Legacy Matter Costs	—	—	—	—	1	1
Severance Costs	—	—	752	—	—	752
Restructuring Expense	—	—	—	—	$—	—
Adjusted EBITDA	$6,951	$620	$1,274	$(2,061)	$(4,911)	$1,873
Parent Interest Income					$2,787

	Six Months Ended June 30, 2026
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$13,304	$1,424	$(2,509)	$2,026	$(14,086)	$159
Depreciation, Depletion & Amortization	7,044	1,006	1,758	5,222	23	15,053
Stock-Based Compensation	—	—	—	98	2,118	2,216
Realized Hedge Gain (Loss)	(2,804)	—	—	—	—	(2,804)
Transaction-Related Costs	—	—	172	—	1,204	1,376
Severance Costs	—	—	1,420	—	—	1,420
Restructuring Expense	—	—	1,396	—	—	1,396
Adjusted EBITDA	$17,544	$2,430	$2,237	$7,346	$(10,741)	$18,816
Parent Interest Income					$5,265

	Six Months Ended June 30, 2025
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$6,094	$376	$(355)	$30,895	$(11,090)	$25,920
Depreciation, Depletion & Amortization	7,967	1,098	3,026	9,935	29	22,055
Stock-Based Compensation	—	—	—	374	1,502	1,876
Realized Hedge Gain (Loss)	826	—	—	—	—	826
Transaction-Related Costs	—	—	114	—	677	791
Legacy Matter Costs	—	—	—	—	9	9
Severance Costs	—	167	928	—	—	1,095
Restructuring Expense	—	—	—	—	—	—
Adjusted EBITDA	$14,887	$1,641	$3,713	$41,204	$(8,873)	$52,572
Parent Interest Income					$5,209